UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 1, 2008

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 571-3476
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2008, Mobilepro Corp. (the “Company”) executed a promissory note and release with Data Sales Co., Inc. (“Data Sales”) in the principal amount of $330,000 (the “Note”). The note requires twenty-three (23) monthly payments of $10,000 and accrues interest at the rate of twelve percent (12%). The unpaid principal balance and accrued interest is due and payable on July 31, 2010. The Note is in full satisfaction of approximately $1,231,000 of lease obligations for which the Company was a co-borrower with Kite Networks, Inc., a former subsidiary of the Company, and reflects the impact of a sale of certain wireless equipment by Data Sales to an unrelated third party, which was consummated in July 2008. The Company will record a gain of approximately $901,000, or $0.0012 per share, in its fiscal second quarter as a result of the transaction.

A copy of the Note is attached hereto as an Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Promissory Note made as of August 1, 2008 by and among MobilePro Corp. and Data Sales Co., Inc. in the amount of Three Hundred Thirty Thousand Dollars ($330,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME CORPORATION

Date: August 4, 2008	By:	/s/ Jay O. Wright
Jay O. Wright Chief Executive Officer MOBILEPRO CORP.